AMERICAN GENERAL LIFE                   CALIFORNIA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

                                  IMPORTANT

YOU HAVE PURCHASED A VARIABLE ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS* FROM THE DATE YOU RECEIVED IT FOR A FULL REFUND EITHER BY RETURNING IT TO THE AGENT OR THE INSURANCE COMPANY. THE AMOUNT OF REFUND WILL BE THE SUM OF YOUR ACCOUNT VALUE AT THE END OF THE VALUATION PERIOD IN WHICH YOUR REQUEST IS RECEIVED, PLUS ANY PREMIUM TAXES AND ANNUAL MAINTENANCE CHARGES THAT HAVE BEEN DEDUCTED. AFTER 10 DAYS*, CANCELLATION MAY RESULT IN A SUBSTANTIAL PENALTY, KNOWN AS A SURRENDER CHARGE.

*30 DAYS IF YOU WERE AGE 60 OR ABOVE ON THE DATE OF ISSUE.

A surrender charge as shown on page 13 may be applied to the amount of any Purchase Payment withdrawn during the first seven years after it was first credited.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President


                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY
                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102

93020

                            AMERICAN GENERAL LIFE                    MINNESOTA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

RIGHT TO CANCEL -- You may cancel this contract by delivering or mailing a written notice or sending a telegram to the Company at 2727 Allen Parkway, Houston, Texas 77019, and by returning the contract before midnight of the tenth day after the date you receive the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. The Insurer must return all payments made for this contract within ten days after it receives notice of cancellation and the returned contract.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President


                         READ YOUR CONTRACT CAREFULLY


                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY
                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102

93020--24

                            AMERICAN GENERAL LIFE               NORTH CAROLINA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY


                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY
                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102


93020--A

                            AMERICAN GENERAL LIFE                 NORTH DAKOTA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 20 days after delivery. Upon surrender of this contract within the 20 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Maintenance Charge that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY


                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY
                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102


93020--35

                            AMERICAN GENERAL LIFE                    OKLAHOMA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company. If refund is not made within 30 days after the contract is returned to us, the amount refunded will include interest.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY


                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY
                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102

93020--A